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                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Quarter Ended             Six Months Ended
                                                               December 31                 December 31
                                                       -------------------------    -------------------------
                                                          1996          1995           1996        1995
                                                       -----------  ------------    ---------- --------------
PRIMARY EARNINGS (LOSS) PER SHARE

  Average common shares outstanding                         20,149        20,149        20,149         20,149
  Average common stock equivalent under non-employee
      Directors Long Term Incentive Plan                        --            15             5             15
                                                       -----------  ------------    ---------- --------------
         TOTAL SHARES                                       20,149        20,164        20,154         20,164
                                                       ===========  ============    ==========  =============

Loss before loss from discontinued operations          $    (1,018) $    (30,313)   $   (8,002) $    (224,543)
Loss from discontinued operations                               --            --            --             --
                                                       -----------  ------------    ---------- --------------
      Net loss                                         $    (1,018) $    (30,313)   $   (8,002) $    (224,543)
                                                       ===========  ============    ==========  =============

Primary earnings (loss) per share:
  Loss before loss from discontinued operations        $      (.05) $      (1.50)   $     (.40) $      (11.14)
  Loss from discontinued operations                             --            --            --             --
                                                       -----------  ------------    ---------- --------------
      Net Loss                                         $      (.05) $      (1.50)   $     (.40) $      (11.14)
                                                       ===========  ============    ==========  =============


ADDITIONAL COMPUTATION OF EARNINGS (LOSS) PER SHARE:

FULLY DILUTED EARNINGS (LOSS) PER SHARE:

  Average common shares outstanding                         20,149        20,149        20,149         20,149
  Average common stock equivalents under non-
  employee Directors Long Term Incentive Plan                   --            15             5             15
                                                       -----------  ------------    ---------- --------------
        TOTAL SHARES                                        20,149        20,164        20,154         20,164
                                                       ===========  ============    ==========  =============

Loss before loss from discontinued operations          $    (1,018)      (30,313)   $   (8,002) $    (224,543)
Loss from discontinued operations                               --            --            --             --
                                                       -----------  ------------    ---------- --------------
    Net loss                                           $    (1,018) $    (30,313)   $   (8,002) $    (224,543)
                                                       ===========  ============    ==========  =============

Primary earnings (loss) per share:
    Loss before loss from discontinued operations      $      (.05) $      (1.50)   $     (.40) $      (11.14)
    Loss from discontinued operations                           --            --            --             --
                                                       -----------  ------------    ---------- --------------
        Net loss                                       $      (.05) $      (1.50)   $     (.40) $      (11.14)
                                                       ===========  ============    ==========  =============